UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Stellus Capital Investment Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

On Tuesday, June 11, 2019, Alliance Advisors, LLC, the proxy solicitor for Stellus Capital Investment Corporation (the “Company”), mailed a letter on behalf of the Company to Company stockholders of record at April 5, 2019 (“Record Date Stockholders”) who had yet to vote their shares in connection with the Company’s 2019 Annual Meeting of Stockholders. The letter, attached hereto, urges Record Date Stockholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 17, 2019.

June 11, 2019

Dear Stockholder,

You recently received proxy materials in connection with the 2019 Annual Meeting of Stockholders of Stellus Capital Investment Corporation to be held at the Company’s offices located at 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027, on Thursday, June 27, 2019 at 9:00 a.m., Central Time.

The Company is asking its stockholders to vote:

1.	To elect Dean D’Angelo and William C. Repko to serve on the Board of Directors for three years or until his successor is elected and qualified.

2.	To authorize the Company to sell or otherwise issue up to 25% of the Company’s outstanding stock at an offering price that is below the Company’s then current net asset value (NAV) per share.

3.	To approve adjournment of the meeting if necessary or appropriate

The Board of Directors of Stellus Capital Investment Corporation unanimously recommends you vote “FOR” the proposals referenced above, regardless of the number of shares of the Company’s common stock you own. It is important that your vote is represented at the Annual Meeting.

Please vote your shares of Stellus Capital Investment Corporation common stock now so that your vote can be counted without delay. Voting is easy. You may call our proxy solicitation agent Alliance Advisors, LLC toll-free at 844-877-6182 to vote your shares today.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.